EXHIBIT 99.1

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES EMPIRE PETROLEUM CORPORATION
PURCHASED ON AUGUST 28, 2018 FROM CARDINAL EXPLORATION AND PRODUCTION COMPANY

INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors of
Empire Petroleum Corporation

Report on the Statements of Revenues and Direct Operating Expenses

We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas properties Empire Petroleum Corporation purchased on August 28, 2018 from Cardinal Exploration and Production Company (the Properties) for the years ended December 31, 2017 and 2016, and the related notes to the statements of revenues and direct operating expenses.

Management's Responsibility for the Statements of Revenues and Direct Operating Expenses

Management is responsible for the preparation and fair presentation of the statements of revenues and direct operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statements of revenues and direct operating expenses that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the statements of revenues and direct operating expenses based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Properties for the years ended December 31, 2017 and 2016, in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation

As described in Note 1 to the statements of revenues and direct operating expenses, the accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8K/A Amendment No. 1 of Empire Petroleum Corporation and are not intended to be a complete presentation of the results of the operations of the Properties.  Our opinion is not modified with respect to this matter.

November 14, 2018
Tulsa, Oklahoma

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES EMPIRE PETROLEUM CORPORATION
PURCHASED ON AUGUST 28, 2018 FROM CARDINAL EXPLORATION AND PRODUCTION COMPANY

	For the six months ended June 30,		For the years ended December 31,
	2018	2017	2017	2016
	(Unaudited)

Revenues – oil sales	$17,619	$80,202	$181,784	$232,652

Severance taxes	2,202	3,429	11,597	13,976
Lease operating expenses	6,194	15,213	34,581	141,602

Excess of revenues over direct operating expenses	$9,223	$61,560	$135,606	$77,074

See notes to statements of revenues and direct operating expenses.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES EMPIRE PETROLEUM CORPORATION
PURCHASED ON AUGUST 28, 2018 FROM CARDINAL EXPLORATION AND PRODUCTION COMPANY

Note 1 – The Properties

On August 28, 2018, a wholly owned subsidiary of Empire Petroleum Corporation ("Empire") purchased oil and gas properties (the "Properties") from Cardinal Exploration and Production Company ("Cardinal") under a Purchase and Sale Agreement dated July 23, 2018 (the "Purchase Agreement") for a purchase price of $323,000.  The effective date of the transaction was June 1, 2018.  After certain adjustments under the Purchase Agreement related to the effective date, the total proceeds paid to Cardinal were $293,966.  Such proceeds were paid from sales of unregistered securities of Empire.

The oil and gas properties purchased from Cardinal include a 100% working interest in four active operated wells in Louisiana currently producing approximately 35 barrels of oil equivalent (BOE) per day.

Note 2 – Basis of Presentation

During the periods presented, the Properties were not accounted for or operated as a separate division by Cardinal.  Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the  Properties.  Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principals do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying financial statements represent Empire's net working interest in the Properties for the years ended December 31, 2017 and 2016 and the six months ended June 30, 2018 and 2017 and are presented on the accrual basis of accounting. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties acquired and do not represent all the oil and natural gas operations of Cardinal, the other owners, or other third party working interest owners. Depreciation, depletion and amortization, interest, accretion, general and administrative expenses and corporate income taxes have been excluded.  The financial statements presented are not indicative of the results of operations of the Properties going forward due to changes in the business, including the price of oil and inclusion of the above mentioned expenses.

The statements of revenues and direct operating expenses of the Properties for the six months ended June 30, 2018 and 2017 are unaudited. In the opinion of  Empire's management, such statements include the adjustments and accruals which are necessary for a fair presentation of results for the Properties. These interim results are not necessarily indicative of results for a full year.

Empire reviewed events occurring after the date of the latest financial statement which could affect the Properties' financial position and/or results of operations for the period.  Empire reviewed and evaluated events through November 14, 2018 the date these financial statements were issued.

Note 3 – Unaudited Interim Financial Information

The accompanying statements of revenues and direct operating expenses for the six months ended June 30, 2018 and 2017, are unaudited.  The unaudited interim statements of revenues and direct operating expenses were prepared on the same basis as the audited statement of revenues and direct operating expense for the years ended December 31, 2017 and 2016.  In the opinion of management, the unaudited  interim financial statements reflect all adjustments necessary to state fairly the statements of revenues and direct operating expenses of the Properties. The revenues and direct operating expenses for the interim periods ended June 30, 2018 and 2017, are not necessarily indicative of results that may be expected for the year ending December 31, 2018, or any future periods.

Note 4 – Commitments and Contingencies

Empire is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenues and direct operating expenses.

Note 5 – Supplemental Oil Reserve Information (Unaudited)
The following reserve estimates present the Company's estimate of the proved  oil reserves and net cash flow of the Properties, in accordance with the guidelines established by the Securities and Exchange Commission.  The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil properties.  Accordingly, the estimates are expected to change as future information becomes available.  All the oil reserves are located in Louisiana.
Reserve Quantity Information
Proved oil reserves are those quantities of oil, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well.  Proved undeveloped reserves are proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditures is required for recompletion.  Below are the net quantities of net proved developed and undeveloped reserves of the Properties:

	As of December 31,
	2017	2016
	Oil	Oil
	(MBbls)	(MBbls)
Proved developed and undeveloped reserves:
Beginning of year	132	154
Revision of estimates	2	(13)
Production	(5)	(9)

End of year	129	132

Proved developed reserves:
Beginning of year	51	41

End of year	48	51

Standardized Measure of Discounted Future Net Cash Flows Relating to Oil Reserves
The standardized measure of discounted future net cash flows relating to oil reserves and associated changes in standard measure amounts were prepared in accordance with the provision of Financial Accounting Standard Board ASC 932-235-555.  Future cash inflows were computed by applying average prices of oil for the last 12 months to estimated future production.  Future production and development costs were computed by estimating the expenditures to be incurred in developing the oil reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions.  Future net cash flows are discounted at the rate of 10% annually to derive the standardized measure of discounted cash flows.  Actual future cash inflows may vary considerably, and the standardized measure does not necessarily represent the fair value of the Properties' oil  reserves.  Standard measure amounts are:

	2017	2016

Future cash inflows	$6,671,501	$5,440,761
Future production costs	(1,403,724)	(1,268,508)
Future development costs	(310,000)	(310,000)

Future net cash flows	4,957,777	3,862,253
10% annual discount for timing of cash flows	(3,774,445)	(2,956,418)

Standardized Measure	$1,183,332	$905,835

The 12-month average prices were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate the Properties' reserves. The prices for the Properties' reserves were as follows:

	2017	2016

Representative NYMEX prices:
Oil (Bbl)	$50.62	$41.18

Changes in the Standardized Measure of Discounted Future Net Cash Flows at 10% per annum are as follows:

	2017	2016

Standardized measure – beginning of year	$905,835	$1,771,890

Sales of oil and gas production	(135,606)	(77,074)
Changes in price and production costs	350,984	(948,912)
Changes in estimated development cost	(1,166)	17,612
Accretion of discount	90,584	177,189
Revision of quantity estimates	17,549	(65,797)
Timing and other	(44,848)	30,927

Change in standardized measure	277,497	(886,055)

Standardized measure – end of year	$1,183,332	$905,835

Estimates of economically recoverable oil reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results.  Therefore, actual production, revenues, development and operating expenditures may not occur as estimated.  The reserve data are estimates only, are subject to many uncertainties, and are based on data gained from production histories and on assumptions as to geologic formations and other matters.  Actual quantities of oil may differ materially from the amounts estimated.